Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Transaction summary

On December 15, 2023, Onconetix, Inc, a Delaware corporation f/k/a Blue Water Biotech, Inc. (“Onconetix”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among (i) Onconetix, (ii) Proteomedix AG, a Swiss Company (“Proteomedix”), (iii) each of the holders of outstanding capital stock or convertible securities of Proteomedix (other than Proteomedix Stock Options) named therein (collectively, the “Sellers”) and (iv) Thomas Meier, in the capacity as the representative of Sellers in accordance with the terms and conditions of the Share Exchange Agreement (the “Sellers’ Representative”).

Pursuant to the Share Exchange Agreement, subject to the terms and conditions set forth therein, the Sellers agreed to sell to Onconetix, and Onconetix agreed to buy, all of the issued and outstanding equity interests of Proteomedix (the “Purchased Shares”) in exchange for newly issued shares of common stock of Onconetix, par value $0.00001 per share (“Common Stock”), and newly issued shares of preferred stock of Onconetix, par value $0.00001 per share (“Series B Preferred Stock”), as further described below (the “Share Exchange” and the other transactions contemplated by the Share Exchange Agreement, the “Transactions”).

The consummation (the “Closing”) of the Share Exchange was subject to customary closing conditions and the execution of the Subscription Agreement (as defined below) entered into with an investor (the “PMX Investor”). The Share Exchange closed on December 15, 2023 (the “Closing Date”).

In full payment for the Purchased Shares, Onconetix issued shares (the “Exchange Shares”) consisting of: (i) 3,675,414 shares of Common Stock equal to 19.99% of the total issued and outstanding Common Stock prior to the Closing and (ii) 2,696,729 shares of Series B Preferred Stock convertible into 269,672,900 shares of Common Stock.

Each option to purchase shares of Proteomedix (each, a “Proteomedix Stock Option”) outstanding immediately before the Closing, whether vested or unvested, remains outstanding until the Conversion unless otherwise terminated in accordance with its terms. At the Conversion, each outstanding Proteomedix Stock Option, whether vested unvested, shall be assumed by Onconetix and converted into the right to receive (a) an option to acquire shares of Common Stock (each, an “Assumed Option”) or (b) such other derivative security as Onconetix and Proteomedix may agree, subject in either case to substantially the same terms and conditions as were applicable to such Proteomedix Stock Option immediately before the Closing. Each Assumed Option shall: (i) represent the right to acquire a number of shares of Common Stock equal to the product of (A) the number of Proteomedix Common Shares that were subject to the corresponding Proteomedix Option immediately prior to the Closing, multiplied by (B) the Exchange Ratio; and (ii) have an exercise price (as rounded down to the nearest whole cent) equal to the quotient of (A) the exercise price of the corresponding Company Option, divided by (B) the Exchange Ratio.

In connection with the Transactions, on December 15, 2023, Onconetix entered into a Subscription Agreement (the “Subscription Agreement”) with the PMX Investor for a private placement of $5.0 million of units (the “Units”), each unit comprised of (i) one share of Common Stock and (ii) one pre-funded warrant (collectively, the “Warrants”) to purchase 0.3 shares of Common Stock at an exercise price of $0.001 per share, for an aggregate purchase price per Unit of $0.25 (the “Purchase Price”). Additional shares are issuable to the PMX Investor to the extent the PMX Investor continues to hold Common Stock included in the Units and if the VWAP during the 270 days following closing is less than the Purchase Price, as set forth in the Subscription Agreement. Onconetix has not concluded on the adjustment(s) required, if any, to reflect the Subscription Agreement in its consolidated financial statements. Accordingly, the accompanying pro forma information does not include any adjustments that may be required related to the Subscription Agreement.

The offering is expected to close following stockholder approval of the issuance of the Conversion Shares. Within 30 days after closing, Onconetix will file a resale registration statement with the SEC registering the resale of the Common Stock issuable pursuant to the Subscription Agreement and the Warrants.

Pro forma information

The following unaudited pro forma consolidated financial statements are based on the Company’s audited and unaudited interim historical consolidated financial statements and Proteomedix’s audited historical and unaudited interim financial statements as adjusted to give effect to the Company’s acquisition of Proteomedix. The unaudited pro forma consolidated balance sheet as of September 30, 2023 gives effect to these transactions as if they occurred on September 30, 2023. The unaudited pro forma consolidated statements of operations for the twelve months ended December 31, 2022 and the nine months ended September 30, 2023 give effect to these transactions as if they occurred on January 1, 2022.

The unaudited pro forma consolidated financial statements should be read together with the Company’s audited historical financial statements, which are included in the Company’s most recent Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 9, 2023, and the most recent Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on November 17, 2023, and Proteomedix’s audited historical financial statements as of and for the years ended December 31, 2022 and 2021 and the unaudited condensed financial statements for the period ended September 30, 2023.

The unaudited pro forma consolidated financial information is provided for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position that the Company would have reported had the Proteomedix transaction closed on the dates indicated and should not be taken as representative of our future consolidated results of operations or financial position.

The pro forma adjustments related to the Agreement are described in the notes to the unaudited pro forma consolidated financial information and principally include the following:

-	Pro forma adjustment to eliminate the Proteomedix liabilities converted at the closing of the merger
-	Pro forma adjustment to record the merger of the Company and Proteomedix

The adjustments to fair value and the other estimates reflected in the accompanying unaudited pro forma consolidated financial statements may be materially different from those reflected in the consolidated Company’s consolidated financial statements subsequent to the merger. In addition, the unaudited pro forma consolidated financial statements do not purport to project the future financial position or results of operations of the consolidated companies.

These unaudited pro forma consolidated financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Agreement. These financial statements also do not include any integration costs the companies may incur related to the Transactions as part of combining the operations of the companies.

ONCONETIX, INC

PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

	Onconetix, Inc.	Proteomedix AG	Transaction Adjustments	Notes	Pro-forma Consolidated
ASSETS
Current assets
Cash	$7,653,975	$1,037,425	$-		$8,691,400
Accounts receivable	-	116,374	-		116,374
Inventories	1,419,272	83,183	-		1,502,455
Prepaid expenses and other current assets	467,738	7,304	-		475,042
Total current assets	9,540,985	1,244,286	-		10,785,271

Prepaid expenses, long-term	55,499	-	-		55,499
Right of use asset	-	140,588	-		140,588
Property and equipment, net	12,503	39,163	-		51,666
Deferred offering costs	366,113	-	-		366,113
Goodwill	-	-	12,096,903	4b, 4d	12,096,903
Intangible assets	17,906,771	-	55,125,000	4b	73,031,771
Total assets	$27,881,871	$1,424,037	$67,221,903		$96,527,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,176,332	$-	$-		$3,176,332
Accrued expenses and deferred revenue	1,538,544	230,329	582,764	4c, 4e	2,351,637
Convertible notes payable	-	5,704,371	(5,704,371)	4c	-
Notes payable	12,920,093	-	-		12,920,093
Lease liability, current	-	62,464	-		62,464
Contingent warrant liability	10,461	-	-		10,461
Total current liabilities	17,645,430	5,997,164	(5,121,607)		18,520,987

Notes payable	-	109,251	-		109,251.00
Pension benefit obligation		546,259	-		546,259.00
Operating lease liability	-	78,124	-		78,124
Total liabilities	$17,645,430	$6,730,798	$(5,121,607)		$19,254,621

Temporary stockholders’ equity

Redeemable preferred stock, Series B	-	-	61,356,274	4a	61,356,274

Stockholders’ equity
Preferred stock	-	-	-		-
Common stock	183	466,555	(466,518)	4a, 4c, 4d	220
Additional paid-in-capital	45,297,371	20,539,478	(19,430,696)	4a, 4c, 4d	46,406,153
Treasury stock, at cost	(625,791)	-	-		(625,791)
Accumulated comprehensive income (loss)	-	610,627	(610,627)	4d	-
Accumulated deficit	(34,435,322)	(26,923,421)	26,142,119	4d, 4e	(35,216,624)
Total stockholders’ equity of Onconetix, Inc.	10,236,441	(5,306,761)	5,634,278		10,563,958

Noncontrolling interest in subsidiary	-	-	5,352,958		5,352,958

Total stockholders’ equity	10,236,441	(5,306,761)	10,987,236		15,916,916

Total liabilities, temporary stockholders’ equity and stockholders’ equity	$27,881,871	$1,424,037	$67,221,903		$96,527,811

ONCONETIX, INC

PRO FORMA CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

	Onconetix, Inc.	Proteomedix AG	Transaction Adjustments	Notes	Pro-forma Consolidated

Revenues	$-	$2,092,761	$-		$2,092,761

Cost of goods sold	-	22,548	-		22,548

Gross profit	-	2,070,213	-		2,070,213

Operating expenses
Selling, general and administrative	8,337,615	1,392,353	-		9,729,968
Research and development	2,148,327	275,020	-		2,423,347
Depreciation and amortization	-	9,293	2,800,081	4b	2,809,374
Impairment of deposit on asset purchase agreement	3,500,000	-	-		3,500,000
Total operating expenses	13,985,942	1,676,666	2,800,081		18,462,689
Income (loss) from operations	(13,985,942)	393,547	(2,800,081)		(16,392,476)

Other income (expense)
Loss on extinguishment of note payable	(490,000)	-	-		(490,000)
Interest expense	(483,093)	(74,359)	74,359	4c	(483,093)
Change in fair value of contingent warrant liability	(99,787)	-	-		(99,787)
Total other income (expense)	(1,072,880)	(74,359)	74,359		(1,072,880)

Net loss	(15,058,822)	319,188	(2,725,722)		(17,465,356)

Cumulative preferred stock dividends	-	-	-		-

Net loss applicable to common stockholders	(15,058,822)	319,188	(2,725,722)		(17,465,356)

Foreign currency translation adjustment	-	172,351	-		172,351

Changes in pension benefit obligation	-	(168,307)	-		(168,307)

Total other comprehensive (loss) income	-	4,044	-		4,044

Comprehensive income (loss) applicable to common stockholders	$(15,058,822)	$323,232	$(2,725,722)		$(17,461,312)

Net loss per share attributable to common stockholders, basic and diluted	$(0.92)	$-			$(0.87)
Weighted average number of common shares outstanding, basic and diluted	16,452,136	-	3,675,414	4a	20,127,550

ONCONETIX, INC

PRO FORMA CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Onconetix, Inc.	Proteomedix AG	Transaction Adjustments	Notes	Pro-forma Consolidated

Revenues	$-	$392,460	$-		$392,460

Cost of goods sold	-	48,429	-		48,429

Gross profit	-	344,031	-		344,031

Operating expenses
Selling, general and administrative	9,351,552	1,912,258	781,302	4e	12,045,112
Research and development	4,129,688	393,274	-		4,522,962
Depreciation and amortization	-	17,492	3,728,341	4b	3,745,833
Total operating expenses	13,481,240	2,323,024	4,509,643		20,313,907
Loss from operations	(13,481,240)	(1,978,993)	(4,509,643)		(19,969,876)

Other income (expense)
Interest expense	-	(63,580)	63,580	4c	-
Change in fair value of contingent warrant liability	61,410	-	-		61,410
Total other income (expense)	61,410	(63,580)	63,580		61,410
			-		-
Net loss	(13,419,830)	(2,042,573)	(4,446,063)		(19,908,466)

Cumulative preferred stock dividends	96,359	-	-		96,359

Net loss applicable to common stockholders	(13,516,189)	(2,042,573)	(4,446,063)		(20,004,825)

Benefit pension obligation changes	-	179,892	-		179,892

Foreign currency translation adjustment	-	(4,986)	-		(4,986)
	-	174,906	-		174,906

Comprehensive income (loss) applicable to common stockholders	$(13,516,189)	$(1,867,667)	$(4,446,063)		$(19,829,919)

Net loss per share attributable to common stockholders, basic and diluted	$(1.10)	$-			$(1.25)
Weighted average number of common shares outstanding, basic and diluted	12,271,449	-	3,675,414	4a	15,946,863

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The audited and unaudited interim historical consolidated financial statements have been adjusted in the pro forma consolidated financial statements in accordance with Article 11 of the Securities and Exchange Commission’s Regulation S-X to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma consolidated statements of operations, expected to have a continuing impact on the consolidated results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of Proteomedix’s assets acquired and liabilities assumed and conformed the accounting policies of Proteomedix to its own accounting policies.

The unaudited pro forma consolidated financial statements are based on the Company’s audited and unaudited interim historical consolidated financial statements and Proteomedix’s audited and unaudited interim historical financial statements as adjusted to give effect to the Company’s acquisition of Proteomedix. The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2023 gives effect to these transactions as if they occurred on September 30, 2023. The Unaudited Pro Forma Consolidated Statements of Comprehensive Loss for the nine months ended September 30, 2023 and twelve months ended December 31, 2022 gives effect to these transactions as if they occurred on January 1, 2022.

The allocation of the purchase price used in the unaudited pro forma consolidated financial statements is based upon a preliminary valuation by management. The final estimate of the fair values of the assets and liabilities will be determined with the assistance of a third-party valuation firm. The Company’s preliminary estimates and assumptions are subject to material change upon the finalization of internal studies and third-party valuations of assets, including property and equipment, intangible assets, and certain liabilities.

The Unaudited Pro Forma Consolidated Financial Statements are provided for informational purposes only and is not necessarily indicative of what the consolidated company’s financial position and results of operations would have actually been had the transactions been completed on the dates used to prepare these pro forma financial statements. The adjustments to fair value and the other estimates reflected in the accompanying unaudited pro forma consolidated financial statements may be materially different from those reflected in the consolidated company’s consolidated financial statements subsequent to the transactions. In addition, the Unaudited Pro Forma Consolidated Financial Statements do not purport to project the future financial position or results of operations of the consolidated companies. Reclassifications and adjustments may be required if changes to the Company’s financial presentation are needed to conform Proteomedix accounting policies to the accounting policies of the Company.

These unaudited pro forma consolidated financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the transactions. These financial statements also do not include any integration costs the companies may incur related to the transactions as part of combining the operations of the companies.

Note 2 — Summary of Significant Accounting Policies

The unaudited pro forma consolidated financial statements have been prepared in a manner consistent with the accounting policies adopted by the Company. The accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the 2022 Annual Report on Form 10-K and for Proteomedix, the accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the audited financial statements included in this Proxy Statement. The unaudited pro forma consolidated financial statements do not assume any differences in accounting policies among the Company and Proteomedix. The Company is reviewing the accounting policies of Proteomedix to ensure conformity of such accounting policies to those of the Company and, as a result of that review, the Company may identify differences among the accounting policies of the two companies, that when confirmed, could have a material impact on the consolidated financial statements. However, at this time, the Company is not aware of any difference that would have a material impact on the unaudited pro forma consolidated financial statements.

Note 3 — Purchase Price Allocation

On December 15, 2023, the Company entered into a Share Exchange Agreement with Proteomedix, a Swiss Company, and its shareholders to acquire all outstanding voting interests of Proteomedix. As consideration for the transfer of the Proteomedix voting interests the Company issued 3,675,414 shares of common stock and 2,696,729 shares of series B convertible preferred stock.

The following table summarizes the preliminary allocation of the purchase price based on the estimated fair value of the acquired assets and assumed liabilities as of September 30, 2023:

Purchase price	$62,465,093

Cash	$1,037,425
Accounts receivable	116,374
Inventories	83,183
Prepaid expenses and other current assets	7,304
Right of use asset	140,588
Property and equipment, net	39,163
Trade name	2,399,000
Customer relations	1,672,000
Intellectual property	51,054,000
Accrued expenses	(31,791)
Operating lease liability	(140,588)
Pension benefit obligation	(546,259)
Notes payable	(109,251)
Non-controlling interest	(5,352,958)
Goodwill	12,096,903
$62,465,093

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma consolidated balance sheet and statements of comprehensive loss. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property and equipment, (2) changes in allocations to intangible assets such as trade names and technology, as well as goodwill and (3) other changes to assets and liabilities.

In accordance with the Agreement, as discussed above, the purchase price includes: (a) $61,356,274 Series B Preferred Shares and (b) $1,108,819 in common stock. For purposes of these pro forma consolidated financial statements, the Company issued 2,696,729 shares of the Company’s Series B Preferred Stock and 3,675,414 shares of the Company’s common stock.

Note 4 — Pro Forma Transaction Accounting Adjustments

The pro forma transaction accounting adjustments are based on our preliminary estimates and assumptions that are subject to change. The following transaction accounting adjustments have been reflected in the unaudited pro forma condensed combined financial information:

a.	This adjustment records (1) the issuance of 2,696,729 Series B Preferred Stock, valued at $61,356,274 and (2) the issuance of 3,675,414 shares of common stock valued at $1,108,819 based on a per share price of $0.30, to the sellers and certain creditors of Proteomedix.

b.	As part of the preliminary valuation analysis, the Company separately identified certain intangible assets with an estimated fair value of $55.1 million. The fair value was determined primarily using the ‘income approach’, which requires a forecast of the expected future cash flows. Since all the information required to perform a detailed valuation analysis of Proteomedix’s intangible assets could not be obtained as of the date of this filing, for purposes of these unaudited pro forma consolidated financial statements, the Company used certain assumptions based on publicly available transactions data for the industry. The Company has estimated useful lives of between 5 and 15 years for the identified intangibles, resulting in an adjustment of $2.8 million and $3.7 million of amortization expense to the consolidated statements of comprehensive loss for the nine months ended September 30, 2023 and the twelve months ended December 31, 2022, respectively. These numbers may change significantly when the final allocation of purchase price is calculated.

The following table depicts the estimated fair value useful life and amortization of the acquired intangible assets other than goodwill:

Description	Useful life	Amortization method	Fair Value
Trade name	Indefinite	None	$2,399,000
Customer relationships	5 years	Straight-line	1,672,000
Internally-developed technology	15 years	Straight-line	51,054,000
Total			$55,125,000

Additionally, goodwill of $12,096,903 was recognized after the recording of the identified assets and liabilities.

c.	This adjustment records the conversion of the Proteomedix convertible notes payable into 83,114 shares of common stock of Proteomedix at contract terms. This adjustment also removes accrued interest and interest expense related to these convertible notes.

d.	This adjustment eliminates Proteomedix’s total stockholders’ equity as reported in the unaudited condensed financial statements as of September 30, 2022.

e.	This adjustment reflects the accrual of the Company’s estimated total transaction costs for legal and other professional fees and expenses, which are estimated to be approximately $781,000.